Exhibit 99.j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to us under the heading “Independent Registered Public Accounting Firm and Counsel” in the Registration Statement on Form N-1A of the Credit Suisse Gold and Income Strategy Fund.

/s/PricewaterhouseCoopers LLP

New York, NY
July 26, 2013

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us